Exhibit 99.1

AMCON Distributing Company Reports Results for the Fiscal Year Ended September 30, 2019

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2019--AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $5.25 on net income available to common shareholders of $3.2 million for the fiscal year ended September 30, 2019. AMCON incurred a loss of $0.41 per fully diluted share on a net loss available to common shareholders of $0.2 million for the fourth fiscal quarter ended September 30, 2019.

“We are pleased with our results for fiscal 2019. Our management philosophy and tradition of sustained excellence in customer service has positioned AMCON as a leader in the Convenience Distribution Industry,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to expect a heightened level of capital expenditures in the coming years to support various strategic initiatives such as enhancements to our foodservice platform, investments in information technology, expansion of our geographic reach, and the continued redevelopment of our retail health food stores. In addition, we are seeking strategic acquisition opportunities.”

The wholesale distribution segment reported revenues of $1.3 billion and operating income of $17.3 million for fiscal 2019, and revenues and operating income of $356.7 million and $6.2 million, respectively, for the fourth fiscal quarter of fiscal 2019. The retail health food segment reported revenues of $44.2 million and an operating loss of $4.7 million for fiscal 2019, and revenues of $10.2 million and an operating loss of $4.2 million for the fourth quarter of fiscal 2019.

“Our customer base is growing and we are expanding our territories to serve them,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. He further noted, “We completed the redevelopment of our Bismarck, ND facility in the second half of the fiscal year and are proud to report the operational efficiencies and new capabilities these investments are providing to customers. The fall trade show season was well received by our customer base and enthusiastically supported by our vendor community. We are also delighted to announce the promotion of Douglas Sperry and Chad Pickel to Group Vice Presidents, reflecting their increased operational roles which span multiple branches.”

Mr. Plummer further added, “At September 30, 2019, our shareholders’ equity was $60.8 million, resulting in adjusted book value per share of $106.56. We turned our inventory 19 times and consolidated debt was $64.0 million. At its lowest point during fiscal 2019 our consolidated debt was $16.3 million.”

AMCON’s Healthy Edge Retail Group operates in a highly competitive and challenging environment. The organic and natural vendor community has supported our management team’s efforts to remerchandise our stores. Our strategy is to offer a broad selection of products supported with customer service as an alternative to the capital intensive big box retailers in the segment.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty-two (22) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods www.akins.com in its Midwest market, and Chamberlin's Natural Foods www.chamberlins.com and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September	September
	2019	2018
ASSETS
Current assets:
Cash	$337,704	$520,644
Accounts receivable, less allowance for doubtful accounts of $0.9 million at September 2019 and September 2018	24,665,620	31,428,845
Inventories, net	102,343,517	78,869,615
Income taxes receivable	350,378	272,112
Prepaid and other current assets	7,148,459	4,940,775
Total current assets	134,845,678	116,031,991

Property and equipment, net	17,655,415	15,768,484
Goodwill	4,436,950	4,436,950
Other intangible assets, net	500,000	3,414,936
Other assets	273,579	301,793
Total assets	$157,711,622	$139,954,154

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,647,572	$20,826,834
Accrued expenses	8,577,972	8,556,620
Accrued wages, salaries and bonuses	3,828,847	3,965,733
Current maturities of long-term debt	532,747	1,096,306
Total current liabilities	31,587,138	34,445,493

Credit facility	60,376,714	35,428,597
Deferred income tax liability, net	1,823,373	1,782,801
Long-term debt, less current maturities	3,125,644	3,658,391
Other long-term liabilities	42,011	38,055

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 552,614 shares outstanding at September 2019 and 615,777 shares outstanding at September 2018	8,561	8,441
Additional paid-in capital	23,165,639	22,069,098
Retained earnings	66,414,397	63,848,030
Treasury stock at cost	(28,831,855)	(21,324,752)
Total shareholders’ equity	60,756,742	64,600,817
Total liabilities and shareholders’ equity	$157,711,622	$139,954,154

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2019	2018
Sales (including excise taxes of $370.2 million and $368.4 million, respectively)	$1,392,388,157	$1,322,306,658
Cost of sales	1,308,364,726	1,245,375,460
Gross profit	84,023,431	76,931,198
Selling, general and administrative expenses	72,182,883	66,781,234
Depreciation and amortization	2,617,591	2,318,146
Impairment charges	2,873,269	1,912,877
	77,673,743	71,012,257
Operating income	6,349,688	5,918,941

Other expense (income):
Interest expense	1,598,864	1,194,373
Other (income), net	(61,119)	(54,042)
	1,537,745	1,140,331
Income from operations before income taxes	4,811,943	4,778,610
Income tax expense	1,609,000	1,164,000
Net income available to common shareholders	$3,202,943	$3,614,610

Basic earnings per share available to common shareholders	$5.36	$5.47
Diluted earnings per share available to common shareholders	$5.25	$5.38

Basic weighted average shares outstanding	597,961	660,925
Diluted weighted average shares outstanding	609,836	672,449

Dividends declared and paid per common share	$1.00	$1.00

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2017	831,438	$8,314	(153,432)	$(13,601,302)	$20,825,919	$60,935,911	$68,168,842
Dividends on common stock, $1.00 per share	—	—	—	—	—	(702,491)	(702,491)
Compensation expense and issuance of stock in connection with equity-based awards	12,651	127	—	—	1,243,179	—	1,243,306
Repurchase of common stock	—	—	(74,880)	(7,723,450)	—	—	(7,723,450)
Net income	—	—	—	—	—	3,614,610	3,614,610
Balance September 30, 2018	844,089	$8,441	(228,312)	$(21,324,752)	$22,069,098	$63,848,030	$64,600,817
Dividends on common stock, $1.00 per share	—	—	—	—	—	(636,576)	(636,576)
Compensation expense and issuance of stock in connection with equity-based awards	11,950	120	—	—	1,096,541	—	1,096,661
Repurchase of common stock	—	—	(75,113)	(7,507,103)	—	—	(7,507,103)
Net income	—	—	—	—	—	3,202,943	3,202,943
Balance, September 30, 2019	856,039	$8,561	(303,425)	$(28,831,855)	$23,165,639	$66,414,397	$60,756,742

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,202,943	$3,614,610
Adjustments to reconcile net income from operations to net cash flows from (used in) operating activities:
Depreciation	2,575,924	2,238,771
Amortization	41,667	79,375
Impairment charges	2,873,269	1,912,877
Gain on sales of property and equipment	(13,775)	(4,070)
Equity-based compensation	1,299,792	1,271,840
Deferred income taxes	40,572	(553,462)
Provision for losses on doubtful accounts	21,000	90,000
Inventory allowance	560,610	(291,917)
Other	3,956	3,955

Changes in assets and liabilities:
Accounts receivable	6,742,225	(828,442)
Inventories	(24,034,512)	(5,056,917)
Prepaid and other current assets	(2,207,684)	(633,032)
Other assets	28,214	8,695
Accounts payable	(2,247,262)	3,295,390
Accrued expenses and accrued wages, salaries and bonuses	(262,330)	1,563,964
Income taxes receivable	(78,266)	(816,181)
Net cash flows from (used in) operating activities	(11,453,657)	5,895,456

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,438,280)	(3,226,107)
Proceeds from sales of property and equipment	57,200	5,800
Net cash flows from (used in) investing activities	(4,381,080)	(3,220,307)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	1,427,544,804	1,424,929,646
Repayments under revolving credit facility	(1,402,596,687)	(1,418,538,231)
Principal payments on long-term debt	(1,096,306)	(541,844)
Repurchase of common stock	(7,507,103)	(7,723,450)
Dividends on common stock	(636,576)	(702,491)
Withholdings on the exercise of equity-based awards	(56,335)	(101,200)
Net cash flows from (used in) financing activities	15,651,797	(2,677,570)
Net change in cash	(182,940)	(2,421)
Cash, beginning of period	520,644	523,065
Cash, end of period	$337,704	$520,644

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,561,531	$1,137,691
Cash paid during the period for income taxes	1,646,694	2,533,643

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$69,253	$1,253
Purchase of property financed with debt	—	1,575,000
Acquisition of assets financed with debt	—	699,717
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,005,792	1,183,091

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2019

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$344,734	$310,716	$369,982	$366,957

Gross profit	20,632	20,589	20,526	22,276

Income (loss) from operations before income tax expense	1,747	2,196	1,027	(158)

Net income (loss) available to common shareholders	$1,245	$1,523	$666	$(231)

Basic earnings (loss) per share available to common shareholders	$2.02	$2.49	$1.12	$(.41)

Diluted earnings (loss) per share available to common shareholders	$1.99	$2.45	$1.10	$(.41)

FISCAL YEAR 2018

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$315,513	$295,207	$349,043	$362,543

Gross profit	18,192	17,066	19,113	22,560

Income from operations before income tax expense	1,110	623	1,247	1,799

Net income available to common shareholders	$1,480	$339	$785	$1,011

Basic earnings per share available to common shareholders	$2.15	$0.49	$1.21	$1.64

Diluted earnings per share available to common shareholders	$2.13	$0.49	$1.18	$1.60

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or vested and outstanding. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options and vesting of restricted stock units.”
September 2019
Number of common shares outstanding at September 30, 2019	552,614
Total shareholders’ equity at September 30, 2019	$60,756,742

Book value per share at September 30, 2019	$109.94

September 2019
Number of common shares outstanding at September 30, 2019	552,614
Add: common shares potentially issuable for stock options and unvested restricted stock units /1/	64,601
617,215

Total shareholders’ equity at September 30, 2019	$60,756,742
Equity impact if all potential common shares were exercised or vested /1/	5,013,915
$65,770,657

Adjusted book value per share at September 30, 2019	$106.56
/1/	Assumes the exercise of all vested and unvested stock options and vesting of all outstanding restricted stock units at September 30, 2019.

Contacts

Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727